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                             AMENDMENT TO SCHEDULE 1
                                AS OF MAY 1, 2000

                             Participation Agreement
                                      Among
       OCC Accumulation Trust, Lincoln Life & Annuity Company of New York
                                       And
                                OCC Distributors

     The following separate accounts of Lincoln Life & Annuity Company of New York are permitted in accordance with the provision of this Agreement to invest in Portfolios of the Fund shown in Schedule 2:

Lincoln Life & Annuity Flexible Premium Variable Life Account M

LLANY Separate Account R for Flexible Premium Variable Life Insurance LLANY SEPARATE ACCOUNT S FOR FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

May 1, 2000

                                      COMPANY:

                                      LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK


                                 By:  S/Troy D. Panning
                                      ------------------------------------------
                                      Troy D. Panning, CFO/2nd Vice President


                                      FUND

                                      OCC ACCUMULATION TRUST


                                 By:  S/Elliott Weiss
                                      ------------------------------------------
                                      Elliott Weiss, Secretary


                                      UNDERWRITER:

                                      OCC Distributors


                                 By:  S/Francis C. Poli
                                      ------------------------------------------
                                      Francis C. Poli, Principal/Secretary